 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   April 1, 2009

MEDICAL INTERNATIONAL TECHNOLOGY, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Colorado	000-31469	84-1509950
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1872 Beaulac
Ville Saint-Laurent
Montréal, Québec, Canada H4R 2E7
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(514) 339-9355
 (ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 1, 2009, Medical International Technology, Inc., a Colorado corporation (“we” or the “Company”), entered into certain share purchase agreements (“Share Purchase Agreements”) with Mrs. Sun Ying, Mr. Sun Yi and Mr. Yao Jia (the “Buyers”), pursuant to which we issued to the Buyers 2,000,000 shares of our common stock at a price of $0.10 per share for a total of $200,000 at the closing of the transaction.  Specifically, we issued 1,000,000 shares of our common stock to Mrs. Sun Ying for $100,000, 500,000 shares to Mr. Sun Yi for $50,000 and 500,000 shares to Mr. Yao Jia for $50,000. The closing date is April 1, 2009.

Item 3.02 Recent Sales of Unregistered Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the recent sales of unregistered securities is incorporated by reference into this Item 3.02.

These shares are issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 9.01 Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL INTERNATIONAL TECHNOLOGY, INC.

Date: April 28, 2009	By:	/s/ Karim Menassa
Karim Menassa President and Chief Executive Officer